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                                                                   Exhibit 10.60

                   FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT




                  AMENDMENT NO. 1, dated as of February 24, 1997, to the Employment Agreement made the 12th day of March 1993, between QUAKER FABRIC CORPORATION, a Delaware corporation with its principal office at 941 Grinnell Street, Fall River, Massachusetts 02721 (the "Company"), and LARRY A. LIEBENOW, residing at 66 Cooke Street, Providence, Rhode Island 02906 ("Employee").


                              W I T N E S S E T H:

                  WHEREAS, Employee has been employed by the Company as its President and Chief Executive Officer pursuant to an Employment Agreement, dated as of March 12, 1993 (the "Initial Agreement");

                  WHEREAS, the Company wishes to continue the employment of Employee as President and Chief Executive Officer of the Company and Employee desires to continue such employment; and

                  WHEREAS, the parties wish to amend certain of the terms of the Initial Agreement as set forth in this Amendment.

                  NOW THEREFORE, in consideration of the mutual covenants and mutual promises herein contained, and other good and valuable consideration, it is hereby covenanted and agreed by and between the parties hereto as follows:

                  1. Section 2(a) of the Initial Agreement is amended and restated in its entirety as follows:

                           (a) The Term of this Agreement shall continue until
March 12, 2002, subject to extension and termination as provided herein. The Term shall be automatically extended for an additional three years to March 12, 2005, unless the Company notifies Employee in writing, received by Employee by March 12, 2001, that the additional three year period will not be included in the Term. Moreover, the Term shall be extended for additional periods of three years each, after March 12, 2005, unless the Company notifies Employee in writing, received by Employee at least one year prior to the commencement of each three year extension period, that the three year extension period will not be included in the Term. For


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example, the Term shall be extended for a period of three years after March 12,
2005, which shall be to March 12, 2008, unless the Company notifies Employee in writing, received by Employee by March 12, 2004, that the three year period shall not be added to the Term. The Term of this Agreement shall include the current period plus each three year extension period.

                  2. Sections 3(a), 3(b) and 3(e) of the Initial Agreement are amended and restated in their entirety as follows:

                           (a) For the services to be rendered by Employee to
the Company during the Term, the Company agrees to pay Employee a base salary (the "Base Salary") payable in equal installments on the regular payroll dates of the Company at the annual rate of $600,000.00 per annum, retroactive to January 1, 1997. The Base Salary to be paid to Employee by the Company during each calendar year of the Term shall be the Base Salary paid for the prior calendar year, plus such increase as may be agreed upon at the beginning of each calendar year.

                           (b) Employee shall also be entitled to receive an
annual bonus in such amount as may be determined by the Board of Directors.

                           (e) The parties agree that Employee shall be entitled
(i) to six weeks vacation annually during the Term of this Agreement, (ii) to continue to participate in the Company's non-qualified deferred compensation plan, and (iii) to the other fringe benefits, such as medical plan, life insurance, profit sharing, executive stock option plan etc., provided by the Company to its senior executives. The life insurance coverage provided by the Company to Employee (which shall be in addition to such coverage as is generally provided by the Company to its senior executives), for the benefit of beneficiaries designated by Employee, shall be for an annual insurance premium of not less than $7,000. The Company also agrees to pay for the country club dues of Employee at one country club of his choice.

                  3. Sections 6(b), (c) and (d) of the Initial Agreement are hereby amended and restated in their entirety as follows:

                           (b) Upon voluntary termination of employment by
Employee or termination of employment for cause (other than pursuant to Section 2(b)(v)), Employee shall be entitled to receive a lump sum payment equal to three times Employee's prior year's Base Salary plus any bonus paid or payable with respect to such prior year.

                           (c) Upon termination of employment of Employee for
any other reason (other than pursuant to Section 2(b)(v)), Employee shall be entitled to receive a lump sum payment equal to three times Employee's prior year's Base Salary plus any bonus paid or payable with respect to such prior year.


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                           (d) Any payments required to be made pursuant to this
Section 6 shall be made (or, in the case of installment payments, shall commence) on the effective date of the termination of employment of Employee.

                  4. Except as specifically set forth herein, the Initial Agreement shall remain unchanged and in full force and effect, and each reference to the Agreement and words of similar import in the Initial Agreement shall be a reference to the Initial Agreement as amended hereby, and as the same may be further amended, supplemented and otherwise modified in accordance with the provisions of the Agreement.

                  IN WITNESS WHEREOF, the parties hereto have set their hands and caused this Amendment No. 1 to be executed as of the day and year first above written.


                                            QUAKER FABRIC CORPORATION
                                            (Company)


                                            By:_____________________________
                                                Cynthia L. Gordan,
                                                Vice President


                                            ________________________________
                                              Larry A. Liebenow, Employee


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